Exhibit 4.1  Advisory and Consulting Agreement


                       Number of Shares    Number of Options
                       ----------------    -----------------
     4.1(a)               2,400,000            1,500,000

     4.1(b)                 600,000                   -

     4.1(c)                 100,000                   -

     4.1(d)                 500,000            1,500,000

     4.1(e)                 500,000            1,500,000

     Other Consultants    1,000,000                   -

Exhibit 4.1(a)

                              CONSULTING AGREEMENT
                              --------------------

     This Consulting Agreement ("Agreement") is entered into this First day of June, 1997 and is by and between Interactive Medical Technologies, LTD. ("ITAM"), a Nevada corporation, and Bruce Barren, an individual, and The EMCO\Hanover Group, Inc. (collectively referred to as the "Consultant").

     The parties agree as follows:

     1.  Term.  This Agreement shall be for the period of three (3) months,
         ----
commencing on June 1, 1997 and terminate on August 31, 1997, and shall be automatically renewed for three ninety day periods unless written notice is received by the consultant thirty days prior to the expiration date of any ninety day period.

     2.  Duties and Responsibilities.  Consultant shall perform such duties and
         ---------------------------
responsibilities that are designated in writing by ITAM's Board of Directors.

     3. Indemnification. The Company shall extend full indemnity to Consultant
        ---------------
in the fulfillment of such duties and responsibilities as designated by the Board of Directors of ITAM.

     4.  Compensation.
         ------------

     A. Consultant shall receive $3,000 a month of cash compensation. A payment of $3,000 shall be made on the execution of this Agreement and on the first day of each month thereafter for the duration of the term of this Agreement. Included in such compensation is $600 of which $300 each shall be assigned and delivered to Messrs. Al Goldman and Gerald Robinson.

     B. Consultant shall also receive 600,000 shares of ITAM's common stock for each ninety day period involved. Such stock shall be registered as soon as practicable on Form S-8 with the Securities and Exchange Commission. These shares shall be delivered at the outset of each ninety day period to the Consultant. Included in such compensation is 120,000 shares of which 60,000 shares each shall be assigned and delivered directly to Messrs. Al Goldman and Gerald Robinson.

     C. Consultant shall be entitled to 1,500,000 cashless options at seventeen cents (17c) per share at the outset of this Agreement. Such options shall be for the term of three years.

     D. In the event that ITAM receives capital by selling equity or borrowing or enters into an acquisition or merger agreement, whether or not ITAM is the survivor, Consultant shall receive the following cash fees and "in kind" securities.

                                   Principal          Non-principal
                               ----------------     ----------------
                               Cash     In Kind     Cash     In Kind
                               ----     -------     ----     -------
Equity or Convertible Debt     10%      10%         3%       3%

Debt or Promissory Notes        2%       2%         1%       1%

Merger\Acquisition              5%       5%         3%       3%

     (i) The principal column shall be where no other commissions are charged by a third party and the introduction to the capital is made by Consultant.

     (ii) The Non-principal column shall be all other transactions whether introduced by Consultant or not.

     (iii) Consideration to be paid to Consultant shall, at the election of Consultant, be paid in cash or equity.

     5.  Out-of pocket Expenses.  Company shall reimburse Consultant for all
         ----------------------
reasonable out-of-pocket expenses incurred within the fifty mile radius of Los Angeles and outside the fifty mile radius on a per diem of two hundred fifty dollars ($250) per day within the Continental USA plus standard coach air faire. Within the fifty mile radius, consultant is not entitled to mileage reimbursement.

     6. Devotion of time by Consultant. Consultant agrees to devote as much time
        ------------------------------
as possible to fulfill the duties and assignments that Consultant shall receive in writing from the Board of Directors of ITAM.

     7. Confidentiality. Consultant agrees to treat all information received
        ---------------
from ITAM as confidential and shall not divulge such information to any third party without the written consent of a director of ITAM.


COMPANY                                     CONSULTANT

Interactive Medical Technologies, LTD.      By:  ______________________________

                                            Its: ______________________________
By: _____________________________

                                            Address: __________________________

                                            ___________________________________

Exhibit 4.1(b)

                              EMPLOYMENT AGREEMENT
                              --------------------

     This Employment Agreement ("Agreement") is entered into this twenty third day of June, 1997 and is by and between Interactive Medical Technologies, LTD. ("ITAM") a Nevada corporation and Owen Naccarato, an individual.

     The parties agree as follows:

     1.  Term.  This Agreement shall be for the period of twelve (12) months,
         ----
commencing on June 23, 1997 and terminating on June 22, 1998, and shall be automatically renewed for twelve months unless written notice is received by the employee ninety days prior to the expiration date of said agreement.

     2. Duties and Responsibilities. Employee shall assume the responsibilities
        ---------------------------
of Chief Financial Officer and Corporate Secretary and as such the Company shall extend full indemnity in the fulfillment of such duties and responsibilities as designated by the Board of Directors of ITAM.

     3.  Compensation.
         ------------

         A.  Employee shall receive $4,000 a month of cash compensation.

         B. Employee shall also receive 600,000 shares of ITAM's common stock for each twelve period involved. Such stock shall be registered as soon as practicable on Form S-8 with the Securities and Exchange Commission. These shares shall be delivered at the outset of each twelve month period to the Employee.

     4.  Out-of pocket Expenses.  Company shall reimburse Employee for all
         ----------------------
reasonable out-of-pocket expenses incurred within the fifty mile radius of Los Angeles and outside the fifty mile radius on a per diem of two hundred fifty dollars ($250) per day within the Continental USA plus standard coach air faire. Within the fifty mile radius, employee is not entitled to mileage reimbursement.

     5. Devotion of time by Employee. Employee agrees to devote as much time as
        ----------------------------
possible to fulfill the duties and assignments that Employee shall receive in writing from the Board of Directors of ITAM.

     6. Confidentiality. Employee agrees to treat all information received from
        ---------------
ITAM as confidential and shall not divulge such information to any third party without the written consent of a director of ITAM.


COMPANY                                     EMPLOYEE

Interactive Medical Technologies, LTD.      By:  ______________________________

                                            Its: ______________________________
By: _____________________________
                                            Address: __________________________

                                            ___________________________________

Exhibit 4.1(c)

                              CONSULTING AGREEMENT
                              --------------------

     This Consulting Agreement ("Agreement") is entered into this 30th day of June, 1997 and is by and between Interactive Medical Technologies, LTD. ("ITAM"), a Nevada corporation, and Robert A. Dresser, an individual.

     The parties agree as follows:

     1. Term. This Agreement shall be for the period of six (6) weeks,
        ----
commencing on June 30, 1997 and terminating on August 8, 1997.

     2. Duties and Responsibilities. Consultant shall assist the Company in the
        ---------------------------
areas of shareholder Stockbroker Society's website with that of ITAM. In addition, the Consultant shall furnish four hundred (400) names, addresses and fax numbers of registered securities brokers as part enhancement and communications and as such the consultant shall interconnect the of the shareholder enhancement and communications program.

     3. Indemnification. The Company shall extend full indemnity to Consultant
        ---------------
in the fulfillment of such duties and responsibilities as designated by the Board of Directors of ITAM.

     4.  Compensation.  Consultant shall receive 100,000 shares of ITAM's
         ------------
common stock for the six week period involved. Such stock shall be registered as soon as practicable on Form S-8 with the Securities and Exchange Commission. These shares shall be delivered at the outset of the six week period to the Consultant.

     5.  Out-of pocket Expenses.  Company shall reimburse Consultant for all
         ----------------------
reasonable out-of-pocket expenses incurred within the fifty mile radius of Los Angeles and outside the fifty mile radius on a per diem of two hundred fifty dollars ($250) per day within the Continental USA plus standard coach air faire. Within the fifty mile radius, employee is not entitled to mileage reimbursement.

     6. Devotion of time by Consultant. Consultant agrees to devote as much time
        ------------------------------
as possible to fulfill the duties and assignments that Consultant shall receive in writing from the Board of Directors of ITAM.

     7. Confidentiality. Consultant agrees to treat all information received
        ---------------
from ITAM as confidential and shall not divulge such information to any third party without the written consent of a director of ITAM.


COMPANY                                     CONSULTANT

Interactive Medical Technologies, LTD.      By:  ______________________________

                                            Its: ______________________________
By: _____________________________
                                            Address: __________________________

                                            ___________________________________

Exhibit 4.1(d)

                  [LETTERHEAD OF MORGAN FULLER CAPITAL GROUP]

July 3, 1997

Mr. Steven Westlund
Chairman and Chief Executive Officer
Interactive Medical Technologies Ltd.
(Nutraquest Inc.)
1717 Stewart St.
Santa Monica CA 90404

Dear Steven,

Morgan Fuller Capital Group LLC is pleased to offer you this proposal to provide financial assistance to you in your efforts to grow and re-capitalize your company.

Interactive Medical Technologies Ltd. Is in the process of rolling out a new business dealing in vitamin supplements. As such you have developed an elaborate and detailed business plan. Part of that plan calls for informing the investing public that the company is entering a new phase of its life. This phase includes developing a network marketing organization to promote and sell the company's Royal Hawaiian NONI product. As such you have signed on 1200 distributors and plan to continue growing the number and quality of those distributors. The plans outline exciting growth possibilities in the future.

Morgan Fuller is pleased to provide you with financial assistance and advice during this period. Specifically we propose to provide the following;

     1. Assist the company in raising the public and investment community awareness of the company and its new business plans.

     2. Assist the company in raising capital for its expansion and growth when the company deems the time is right to do so.

     3. Advise the company of potential mergers and acquisitions and where appropriate introduce the company to acquisition and merger candidates.

     4.   Provide research coverage for the company when appropriate.

Morgan Fuller also intends to provide market making support for the company and other services that may be required as part of its ongoing business.

Compensation
------------

For these services Morgan Fuller will be compensated as follows.

     1. Morgan Fuller Capital Group will be immediately issued 500,000 shares of freely traded and non legend stock.

     2. Interactive Medical will issue options on 500,000 shares of stock at $.09 per share. These options will expire in 60 days.

     3. An additional option on 1 Million shares will also be issued immediately with an exercise price of $.09. These options will expire in 180 days.

Morgan Fuller looks forward to working with you and your team. It is our belief that this will result in a long standing and profitable relationship.

Sincerely yours,                        Agreed.

/s/ James W. Fuller                     /s/ Steven Westlund

James W. Fuller                         Steven Westlund
Managing Director                       Chairman and CEO
Morgan Fuller Capital Group LLC         Interactive Medical
                                        Technologies LTD

Exhibit 4.1(e)

                           Wall Street Trading Group
                             465 California Street
                            San Francisco, CA 94104

                                 July 7, 1997

Mr. Steven Westlund
Chairman and Chief Executive Officer
Interactive Medical Technologies Ltd.
(Nutraquest, Inc.)
1717 Stewart Street
Santa Monica, CA 90404

Dear Steven:

Wall Street Trading Group is pleased to offer you this proposal to provide financial assistance to you in your efforts to grow and re-capitalize your Company.

Interactive Medical Technologies Ltd. is in the process of rolling out a new business dealing in vitamin supplements. As such you have developed an elaborate and detailed business plan. Part of that plan calls for informing the investing public that the Company is entering a new phase of its life. This phase includes developing a network marketing organization to promote and sell the Company's Royal Hawaiian NONI product. As such you have signed on 1200 distributors and plan to continue growing the number and quality of those distributors. The plans outline exciting growth possibilities in the future.

Wall Street Trading Group is pleased to provide you with financial assistance and advice during this period. Specifically we propose to provide the following:

     1. Assist the Company in raising the public and investment community awareness of the Company and its new business plans.

     2. Assist the Company in raising capital for its expansion and growth when the Company deems the time is right to do so.

     3. Advise the Company of potential mergers and acquisitions and where appropriate introduce the Company to acquisition and merger candidates.

     4.   Provide research coverage for the Company when appropriate.

Wall Street Trading Group also intends to provide market making support for the Company and other services that may be required as part of its ongoing business.

Compensation
------------

For these services Wall Street Trading Group will be compensated as follows.

     1. Wall Street Trading Group will be immediately issued 500,000 shares of freely traded and non legend stock.

     2. Interactive Medical will immediately issue options to Wall Street Trading Group on 500,000 shares of stock at $.09 per share. These options will expire in 60 days.

     3. An additional option on 1 Million shares will also be issued immediately with an exercise price of $.09. These options will expire in 180 days.

Wall Street Trading Group looks forward to working with you and your team. It is our belief that this will result in a long standing and profitable relationship.

Sincerely yours,                        Agreed,


/s/ Bruce K. Dorfman                    /s/ Steven Westlund
--------------------                    --------------------
Bruce K. Dorfman                        Steven Westlund
Wall Street Trading Group               Chairman and CEO
                                        Interactive Medical
                                        Technologies Ltd.